UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2005

	Exact name of registrant as specified in its charter		I.R.S.
Commission	and principal office address and	State of	Employer
File Number	telephone number	Incorporation	I.D. Number
1-16163	WGL Holdings, Inc. 101 Constitution Ave., N.W. Washington, D.C. 20080 (703) 750-2000	Virginia	52-2210912
0-49807	Washington Gas Light Company 101 Constitution Ave., N.W. Washington, D.C. 20080 (703) 750-4440	District of Columbia and Virginia	53-0162882

Former name or former address, if changed since last report: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

Washington Gas Light Company (the Company), a wholly-owned subsidiary of WGL Holdings, Inc., has experienced a significant increase in the number of natural gas leaks on its distribution system in certain portions of Prince George’s County, Maryland. These leaks have resulted from the deterioration of seals located within mechanical couplings that connect sections of distribution mains and services. These couplings have been in service and have operated effectively and safely for several decades. The Company continues to investigate the reasons for the degradation of the seals in the couplings that are causing the increase in gas leaks in this part of its distribution system.

Given the increase in the number of gas leaks in this portion of its distribution system, management has decided that it will replace all gas service lines and repair all gas mains that contain the mechanical couplings located in the affected part of the distribution system in Prince George’s County, Maryland. The cost of replacing the service lines, which will be accounted for as capital expenditures, is currently estimated at $25 million. The cost of repairing the mains, which will be accounted for as maintenance expense, is currently estimated at $50 million on a pre-tax basis. Estimates could differ materially from the final amount of costs that are actually incurred.

The Company will account for these costs in its financial statements as the costs are incurred. At the present time, the Company cannot specifically define the period of time over which this work will be performed. However, it is the Company’s intent to perform the work as soon as reasonably possible and the Company is developing an operating plan that will define the time period for these expenditures.

Management believes that the costs to be incurred related to this matter are necessary to provide safe and reliable utility service. Management believes that costs such as these are normally recognized in the ratemaking process as reasonable. At the present time, the Company has not requested regulatory recovery of these costs. However, the Company will seek recovery of the costs deemed necessary to earn its authorized rate of return. In the event that regulators recognize the recovery of these costs in its retail natural gas rates, the Company would defer such costs and amortize them to income over the period of recovery. However, there can be no assurance at this time that recovery in rates will be approved or at what point in time such recovery will be reflected.

A press release notifying the public of this matter was issued on April 1, 2005 and is attached as an exhibit to this report.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)   Exhibits

        99.1 News Release issued April 1, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this Report to be signed on their behalf by the undersigned hereunto duly authorized.

WGL Holdings, Inc.
and
Washington Gas Light Company
(Registrants)

Date: April 1, 2005	/s/ Mark P. O’Flynn
Mark P. O’Flynn
Controller
(Principal Accounting Officer)